Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (“Agreement”) is being entered into by and between Bionik Inc., a wholly owned subsidiary of Bionik Laboratories Corp. (the “Company”) with an address at 80 Coolidge Road, Watertown, MA 02472, and Loren Wass (“Employee”) 34 Webhannet Place, Kennebunk, ME, 04043.

IT IS HEREBY AGREED THAT:

1.     Employee’s employment with the Company has ended effective June 29, 2022.

2.     The offer made in this Agreement will be deemed withdrawn and no longer valid unless signed by Employee within twenty-one (21) days of the date the Employee receives it unless Company agrees in writing to accept the signed agreement from the Employee after such date.

3.     The term “Execution Date” shall be the date on which this Agreement is signed by both Employee and Company. If Employee and Company signs the Agreement on two (2) different dates, the Execution Date shall be the later of the two (2) dates.

4.     The parties acknowledge and agree that there is good, valuable, and sufficient consideration for this Agreement, including but not limited to the mutual promises and obligations set forth below.

5.     In consideration for Employee’s execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in sections 7 and 8 below, the Company shall pay to Employee as severance, amounts to which Employee is not otherwise entitled, to be paid as a lump sum equivalent to two (2) months of the Employee’s base salary totaling forty-one thousand, six hundred, sixty-six dollars and sixty-eight cents. ($41,666.68). The payment described in this paragraph 5 shall be less legally required federal, state, local and other authorized deductions including the reminder of the Employee’s back tax repayments (referred to as the “Separation Payment”).

6.     Employee acknowledges and agrees that this Agreement provides Employee with payments and/or benefits that are not due to Employee now, or in the future. Employee acknowledges and agrees that Employee is not due any other wages, compensation, salary, commissions, profit sharing, overtime, bonuses, vacation pay, holiday pay, reporting pay, compensatory/comp time, sick pay, severance pay, expense reimbursements, incentive pay, stock, stock options or other payments or benefits whatsoever from Company. Employee further acknowledges that, by virtue of this Agreement, Employee will have received all non-monetary benefits to which Employee may be entitled, including any leaves of absence, meal breaks, reinstatement, reasonable accommodation, insurance coverage, or other rights or benefits, with the exception of vested benefits to which Employee may be entitled under the Company’s 401K Plan.

7.     Release: Employee on behalf of himself and his past, present, or future heirs, spouse, legal representatives, executors, agents and assigns (collectively, “Releasors”) completely remises, releases and forever discharges the Released Parties from all claims, losses, damages, liabilities, obligations, rights, remedies and causes of action of every kind, nature and character, known or unknown (“Claims”), that Releasors may now have, or has ever had, against the Company, and any parent, subsidiary, predecessor, successor, affiliated, or otherwise related companies and its affiliates and subsidiaries, and each of their respective past, present or future officers, directors, employees, partners, stockholders, owners, agents, independent contractors, legal representatives, attorneys, successors, assigns, members, trustees, benefit plans and their administrators and fiduciaries, insurers, and reinsurers (collectively, the “Released Parties”) arising from, connected with or related to the dealings between Employee and the Released Parties up to and including the date Employee signs this Agreement. Without limiting the generality of the foregoing, Releasors also expressly and specifically releases the Released Parties from all Claims that have been or could have been asserted as a result of Employee’s employment with Company, separation from employment, or other status with Company, including but not limited to:

a.     Any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Massachusetts Fair Employment Practices Act, the Massachusetts Equal Rights Law, the California Fair Employment and Housing Act, and similar provisions under the laws of the Commonwealth of Massachusetts, the State of California, or any other or any other state or municipality, all as amended.

b.     Claims relating to compensation, salary, overtime, minimum wage, meal breaks, prevailing wage, deductions, reporting pay, unpaid wages, salary, commissions, bonuses, vacation pay, compensatory time, sick pay, holiday pay, severance pay, expense reimbursements, leaves, retaliation, multiple damages or attorneys’ fees, including but not limited to Claims conferred by or arising under M.G.L. c. 149, §§148 et seq (also known as the Massachusetts Wage Act), M.G.L. c. 151 (also known as the Massachusetts Minimum Fair Wage Law), California Labor Code 2810.5 (also known as the Wage Theft Prevention Act), the Fair Labor Standards Act or any other state, federal or local wage and hour laws;

c.     Claims relating to any contracts of employment, express or implied;

d.     Claims for “wrongful discharge,” breach of privacy, defamation, or any other tort or under common law;

e.     Claims for attorneys’ fees and costs;

f.     Claims relating to harassment, discrimination, retaliation, and/or civil rights; and

g.     Claims otherwise conferred by or arising under any federal, state, and/or municipal law including but not limited to the Maine Human Rights Act, 5 M.R.S.A. §§4551-4633, Title VII of the Civil Rights Act, the Equal Pay Act, 42 U.S.C. §1981, the Rehabilitation Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act.

8.     This Agreement is intended to comply with the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”) with regard to Employee’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”).

a.     Employee is specifically waiving rights and claims under the ADEA (“ADEA Waiver”).

b.     The waiver of rights under the ADEA does not extend to any rights or claims arising after the date this Agreement is signed by Employee.

c.     Employee is receiving consideration in addition to what Employee would otherwise be entitled.

d.     Employee acknowledges that Employee has been advised to consult with an attorney before signing this Agreement.

e.     Employee acknowledges that Employee has had a period of twenty-one (21) days to consider the decision to enter into this Agreement.

f.     Employee understands and acknowledges that Employee may revoke Employee’s ADEA Waiver in the seven (7) day period following the date on which Employee signs the Agreement. Notice of revocation must be in writing and received by Company within the seven (7) day period. The ADEA Waiver shall not become effective or enforceable until the eighth (8) calendar day after the date it is signed by Employee.

9.     The Releases contained in sections 7 and 8, shall not in any way restrict Employee’s right to file administrative claims under federal or state law, nor does it in any way bar or prohibit the contact or cooperation with or participation in any proceeding before a federal or state administrative agency, including but not limited to the Equal Employment Opportunity Commission (“EEOC”); provided, however, that Employee waives any right to recover monetary damages or other personal relief in connection with any such proceeding.

11.  Covenant not to sue: Employee agrees that Employee will not file or cause to be filed any claims, actions, lawsuits, or legal proceedings against the Released Parties involving any matter occurring up to and including the date Employee signs this Agreement or involving any continuing effects of any acts or practices that may have arisen or occurred before such date. This covenant not to sue does not apply to the filing of administrative claims under federal or state law, nor does it in any way bar or prohibit the contact or cooperation with or participation in any proceeding before a federal or state administrative agency, provided, however, that Employee waives any right to recover monetary damages or other personal relief in connection with any such proceeding. This covenant not to sue also does not preclude a court action, claim or other legal proceeding to challenge the validity of this Agreement. If Employee files a claim, action, lawsuit, or legal proceeding in violation of this section, and/or to challenge the validity of this Agreement, other than a claim pursuant to the ADEA or OWBPA, Employee shall be obligated to return all consideration received under this Agreement and will be liable for attorneys’ fees and costs incurred by Company or its insurer(s) in defending such claim.

12.  Employee agrees that Company has no obligation (contractual, statutory, or otherwise) to rehire, recall, re-employ, or hire Employee in the future.

13.  Employee agrees that on or before execution of this Agreement Employee will return to Company any and all property, documents, materials, and information that Employee created, received, or used in the course of Employee’s employment (the “Company Materials”). Employee agrees that Employee shall not delete, discard, retain or copy any Company Materials, whether in written or electronic form. Employee further agrees to cancel all accounts for Employee’s benefit, if any, in the Company’s name, including but not limited to credit cards, telephone charge card, cellular phones and/or wireless data and computer accounts. Employee agrees that if the Company Materials are not timely returned, Company’s obligations to make payments pursuant to this Agreement shall cease, but the Agreement shall otherwise remain in full force and effect.

14.  Employee acknowledges that while employed at Company, Employee had access to confidential or proprietary information. Employee shall not be permitted to utilize or divulge any confidential or proprietary information concerning Company to any third party, including but not limited to competitors, at any time. This provision, however, shall not apply to communications from or with the Equal Employment Opportunity Commission (“EEOC”) or other government agency.

15.  Employee understands and acknowledges that because of Employee's experience with and relationship to Company, Employee has had access to and learned about much or all of Company's trade secrets and/or confidential or proprietary information, including Client Information. Client Information includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the client and relevant to sales/services. Employee agrees and covenants, during six months, to run consecutively, starting on June 29, 2022, that Employee will not use any of Employer's trade secrets and/or confidential or proprietary information to directly or indirectly solicit the clients of Company, or to interrupt, disturb, or interfere with the relationships of Company with its clients.

16.  Employee agrees that the terms, amount, and other facts concerning this Agreement shall be confidential. Employee agrees not to disclose any information relating to this Agreement to any third parties, including but not limited to the media or other current or past employees of Company. This provision, however, shall not apply to communications from or with the Equal Employment Opportunity Commission (“EEOC”) or other government agency. Employee may disclose information relating to this Agreement to Employee’s spouse, accountants, and attorneys, and to others if required by law, provided, however, that Employee must advise any such third party to whom disclosure is made that the information is confidential and that the party is not to repeat or disclose the information.

17.  Employee represents and warrants that Employee has not assigned or transferred or purported to assign or transfer to any person, entity, or individual whatsoever any of the claims released in this Agreement. Employee agrees to indemnify and hold harmless the Released Parties against any claim, demand, debt, obligation, liability, cost, expense, right of action or cause of action based on or arising out of any such assignment. Employee agrees that Employee will refrain from engaging in any conduct that damages the reputation of or otherwise defames or disparages the Released Parties. This provision, however, shall not apply to communications from or with the Equal Employment Opportunity Commission (“EEOC”) or other government agency. Employee further agrees that Employee shall not make any statements to the press or media concerning the Released Parties.

18.  This Agreement may be executed in counterparts. A facsimile or PDF signature shall be acceptable as an original.

19.  This Agreement is deemed made in the Commonwealth of Massachusetts and constitutes the entire agreement among the parties with respect to the subject matter of the Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions, provided, however, that Employee shall remain bound by any agreements related to confidentiality, non-solicitation, and/or ownership of intellectual property that Employee signed during Employee’s employment.

20.  If a court of competent jurisdiction finds any clause or provision of this Agreement to be unenforceable, the remainder of this Agreement will remain in full force and will not be affected.

21.  Any delay or omission by Company in exercising any right it may have under this Agreement shall not operate as a waiver of any other right. If Company gives a waiver or consent on one particular occasion, it is effective only as to that occasion and does not affect other occasions.

22.  Employee acknowledges that Company may have a legal obligation to report the terms of this Agreement to the federal government pursuant to Section 111 of the Medicare, Medicaid and SCHIP Extension Act of 2007 (MMSEA). Employee represents and warrants that no Medicare or Medicaid liens, claims, demands, subrogated interests, or causes of action of any nature or character exist or have been asserted arising from or related to Employee’s employment with Company or arising from any claim released above. Employee further agrees that Employee and not the Released Parties shall be responsible for satisfying all such liens, claims, demands, subrogated interests, or cause of action that may exist or have been asserted or that may in the future exist or be asserted.

23.  This Agreement may be amended only by an instrument in writing signed by all parties to this Agreement.

24.  This Agreement has been entered into for the purpose of avoiding controversy and litigation between Employee and Company. Neither the fact that this Agreement was signed nor the compliance with the terms of this Agreement will be considered as an admission by either Employee or Company of any acts of wrongdoing of any kind whatsoever, nor shall it be deemed to render either Employee or Company the prevailing party in any legal or administrative action. Both Employee and Company specifically deny any wrongdoing.

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EMPLOYEE AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, THAT EMPLOYEE HAS BEEN GIVEN 21 DAYS TO REVIEW THIS AGREEMENT AND TO CONSULT WITH LEGAL COUNSEL, THAT EMPLOYEE IS RECEIVING SUBSTANTIAL BENEFITS AS A RESULT OF THIS AGREEMENT, AND THAT EMPLOYEE IS VOLUNTARILY SIGNING BY EMPLOYEE’S OWN FREE ACT. EMPLOYEE FURTHER AGREES THAT EMPLOYEE DOES NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY COMPANY WITH THE EXCEPTION OF THE CONSIDERATION SET FORTH IN THIS AGREEMENT. THIS AGREEMENT CONSTITUTES A VOLUNTARY AND KNOWING WAIVER OF RIGHTS UNDER THE LAWS AND STATUTES REFERENCED ABOVE.

IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the dates set forth below.

/s/ Loren Wass	Bionik Inc., a wholly owned subsidiary of Bionik Laboratories Corp.

/s/ Rich Russo Jr.

Name: Rich Russo Jr.

Title: CFO and Interim CEO

Dated: July 18, 2022	Dated: July 18, 2022